THIS AGREEMENT is made on the              January 2000
BETWEEN

     (1) TEMPZ.COM LIMITED whose registered office is at Elizabeth
     House, Castle Street, St Helier, Jersey, Channel Islands
(the
     "Borrower"); and


     (3)    CI4NET.COM LIMITED whose registered office is at The
Old Chapel, Sacre Coeur, Rouge Bouillon, St Helier, Jersey,
     Channel Islands (the "Lender").


NOW IT IS HEREBY AGREED as follows:

1.     Interpretation

1.1    In this Agreement:

     "Advance" means, save as otherwise provided herein, an advance
     (as from time to time reduced by repayment) made or to be made by the Lender hereunder.  For the avoidance of doubt
"Advance"
     shall include amounts remitted to the Borrower by the Lender pursuant to Clause 5.1;

     "Available Facility" means, at any time and save as otherwise provided herein, GBP10,000,000 (ten million pounds sterling) less the amount of each Advance which has then been made hereunder;

     "Business Plan" means the Business Plan as defined in the Investment Agreement as revised from time to time by the Borrower (with the approval of the Lender) and such other annual business plan as adopted and revised by the Borrower from time to time;

     "Debenture" means the debenture in the agreed form executed by the Borrower in favour of the Lender;

     "Designated Account" means such bank account of the Borrower as the Borrower may from time to time notify the Lender;

     "Event of Default" means any of those events specified in Clause 18;

     "Exit Event" means either (i) the sale of the issued share capital of the Borrower to a third party or parties acting in
     concert or (ii) the listing of any shares in the Borrower on a recognised stock exchange;

     "Facility" means the sterling loan facility granted to the Borrower in this Agreement;

     "Group" means the Borrower and its subsidiaries;

     "Interest Period" means, save as otherwise provided herein, any of those periods mentioned in Clause 6;

     "Investment Agreement" means the agreement of even date herewith described as such and made inter alia between the parties hereto;

     "Loan" means the aggregate principal amount for the time being outstanding hereunder;

     "Notice of Drawdown" means a notice substantially in the form set out in the Second Schedule;

     "Potential Event of Default" means any event which could reasonably be expected to become (with the passage of time, the giving of notice, the making of any determination hereunder or any combination thereof) an Event of Default;
and

     "Repayment Date" means the earlier of the tenth anniversary of this Agreement or the occurrence of an Exit Event.

1.2    Any reference in this Agreement to:

     the "Lender" shall be construed so as to include its and any subsequent successors and assigns in accordance with their respective interests;

     a "business day" shall be construed as a reference to a day
     (other than a Saturday or Sunday) on which Lenders are generally open for business in London;

     a "Clause" shall, subject to any contrary indication, be construed as a reference to a clause hereof;

     an "encumbrance" shall be construed as a reference to a mortgage, hypothec, contract mortgage, security interest, charge, pledge, lien or other encumbrance securing any obligation of any person or any other type of preferential arrangement (including, without limitation, title transfer
and
     retention arrangements) having a similar effect;

     a "holding company" of a company or corporation shall be construed as a reference to any company or corporation of which the first-mentioned company or corporation is a subsidiary;

     "indebtedness" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future,
     actual or contingent;

     a "month" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that, where any such period would otherwise end on a day which is not a business day, it shall end on the next succeeding business day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it
     shall end on the immediately preceding business day Provided that, if a period starts on the last business day in a calendar month or if there is no numerically corresponding day
     in the month in which that period ends, that period shall end on the last business day in that later month (and references to "months" shall be construed accordingly);

     a "person" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having
     separate legal personality) of two or more of the foregoing;

     "repay" (or any derivative form thereof) shall, subject to any contrary indication, be construed to include "prepay" (or, as the case may be, the corresponding derivative form thereof);

     a "Schedule" shall, subject to any contrary indication, be construed as a reference to a schedule hereto;

     a "subsidiary" of a company or corporation shall be construed as a reference to any company or corporation:

                 (i)  which is controlled, directly or
indirectly, by the
               first-mentioned company or corporation;

                 (ii) more than half the issued share capital of which is
               beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

                 (iii)   which is a subsidiary of another
subsidiary of the
               first-mentioned company or corporation

     and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control
     the composition of its board of directors or equivalent body;

     "tax" shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any
     of the same);

     "VAT" shall be construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time;

     a "wholly-owned subsidiary" of a company or corporation shall be construed as a reference to any company or corporation which has no other members except that other company or corporation and that other company's or corporation's wholly-
     owned subsidiaries or persons acting on behalf of that other company or corporation or its wholly-owned subsidiaries; and

     the "winding-up", "dissolution" or "administration" of a company or corporation shall be construed so as to include any
     equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, desastre, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

1.3    "GPB" and "sterling" denote lawful currency of the United
Kingdom.

1.4 Save where the contrary is indicated, any reference in this Agreement to:

            (i) this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the
          case may be, such other agreement or document as the same
          may have been, or may from time to time be, amended, varied, novated or supplemented;

            (ii) a statute shall be construed as a reference to such
          statute as the same may have been, or may from time to time be, amended or re-enacted; and

            (iii)     a time of day shall be construed as a
reference
          to London time.

1.5 Clause and Schedule headings are for ease of reference only.


2.     The Facility

The Lender grants to the Borrower, upon the terms and subject to the conditions hereof, a loan facility in an aggregate amount of up to GBP10,000,000 (ten million pounds sterling).

3.     Purpose

     3.1 The Facility is intended for general corporate and working capital purposes of the Borrower and the Borrower shall apply all amounts raised by it hereunder in or towards satisfaction of the general corporate financing requirements set out in the Schedules to the Business Plan.

     3.2 Without prejudice to the obligations of the Borrower hereunder, the Lender shall not be obliged to concern itself with the application of amounts raised by the Borrower hereunder.


4.     Conditions Precedent

Save as the Lender may otherwise agree, the Borrower may not deliver any Notice of Drawdown hereunder and no drawings will take place under Clause 5.1 unless the Lender has confirmed to the Borrower that it has received all of the documents listed in the First Schedule and that each is, in form and substance, satisfactory to the Lender.


5.     Availability of the Facility

     5.1 Upon completion of this Agreement not more than three business days after receipt of a Notice of Drawdown from the Borrower, the Lender will, subject to clause 4, remit to the Designated Account an Advance in the sum of GBP1,540,000 (one million five hundred and forty thousand pounds sterling).

     5.2 The Lender will, subject to Clause 4, remit to the Designated Account on the 23rd day of March 2000 and
thereafter on the
     23rd day of the last month in each quarter (or if such day is not a business day, on the next following business day) the amount (as rounded up to the nearest GBP100,000) of negative
     cash flow set against the following quarter in the Business Plan, provided that no remittance may be made under Clause 5 which would cause the amount drawn under Clause 5 to exceed the Available Facility.

     5.3 Save as otherwise provided herein, an Advance will be made by the Lender to the Borrower in respect of amounts in excess of those provided for in Clause 5.2 if:

          (i) not less than three business days before the proposed date for the making of such Advance, the Lender has received from the Borrower a Notice of Drawdown therefor, receipt of which shall oblige the Borrower to borrow
          the amount therein requested on the date therein stated upon the terms and subject to the conditions contained herein;

          (ii) the proposed date for the making of such Advance is a business day;

            (iii) the proposed date for the making of such Advance is not less than five business days after the date upon which the previous Advance (if any) was made hereunder;

            (iv) the proposed amount of such Advance is no greater than GBP50,000 in any month and shall not cause the aggregate of Advances under Clause 5.2 made in any consecutive period of twelve months to exceed GBP250,000 provided that if such amount is greater than the Available Facility, the amount of the Advance shall be limited to the Available Facility; and

            (v)  either:

            (a)  no Event of Default or Potential Event of
Default  has occurred; and

            (b) the representations set out in Clause 14 are in all material respects true on and as of the proposed date for the making of such Advance.


6.     Interest Periods

     6.1 The period for which an Advance is outstanding shall be divided into successive periods each of which (other than the
     first) shall start on the last day of the preceding such period provided that the first Interest period shall commence
     on the date falling six months after the date of this Agreement and shall apply to all Advances then outstanding.

     6.2 The duration of each Interest Period shall, save as otherwise provided herein, be one month.

     6.3 The first Interest Period in respect of any Advance other than the first will terminate on the last day of the then current
     Interest Period applicable to the first Advance.


     7.     Interest

     7.1 During the first six (6) months from date of signature of this Agreement no interest shall accrue on amounts Advanced
     during such first six (6) months. Thereafter, on the last day of each Interest Period, the Borrower shall pay accrued interest on the outstanding amount of the Facility, provided that no such payment shall be made until the earlier of the Repayment
Date
     and the first Positive Cashflow Day.

     7.2    For the purposes of this Clause a "Positive Cashflow
     Day" shall be the last day of an Interest Period:

          (i) falling on or after the second anniversary of this Agreement and

          (ii) in respect of which the Borrower's business shall have shown a positive cash flow.

     7.3    Accrued interest shall be payable on each Positive
     Cashflow Day in an amount equal to the lower of:

          (i) one half of the amount of positive cash flow of the business of the Borrower during the Interest Period ending on such Positive Cashflow Day; and

          (ii) the amount of accrued interest unpaid.

     7.4 For the avoidance of doubt unpaid interest shall accrue and remain payable.

     7.5 The rate of interest applicable to an Advance from time to time shall be eight per cent per annum.

8.     Repayment

Subject to any requirement to make early repayment in accordance with clauses 13 and 18.1 the Loan together with accrued interest shall be repayable by the Borrower on the Repayment Date.


9.     Cancellation and Prepayment

     9.1 The Borrower may, by giving to the Lender not less than thirty days' prior notice to that effect, cancel the whole or any part (being an amount or integral multiple of GBP100,000) of the Available Facility.

     9.2 The Borrower may, if it has given to the Lender not less than thirty days' prior notice to that effect, prepay without penalty the whole of any Advance or any part of any Advance (being an amount or integral multiple of GBP100,000) on the last day of any Interest Period.

     9.3 Any notice of cancellation or prepayment given by the Borrower pursuant to Clause 9.1 or 9.2 shall be irrevocable, shall specify the date upon which such cancellation or prepayment is to be made and the amount of such cancellation or prepayment and, in the case of a notice of prepayment, shall oblige the Borrower to make such prepayment on such date.

     9.4 No principal shall be repaid until all outstanding amounts of interest have been paid.

     9.5 The Borrower shall not repay all or any part of the Loan except at the times and in the manner expressly provided for in this Agreement and shall not be entitled to reborrow any amount repaid.


10.    Taxes

     10.1 All payments to be made by the Borrower to the Lender hereunder shall be made free and clear of and without deduction for or on account of tax unless the Borrower is required to make such a payment subject to the deduction or withholding of tax, in which case the sum payable by the Borrower in respect of which such deduction or withholding is
     required to be made shall be increased to the extent necessary to ensure that, after the making of the required deduction or withholding, the Lender receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

     10.2 Without prejudice to the provisions of Clause 10.1, if the
     Lender is required to make any payment on account of tax
(not
     being a tax imposed on the net income of the Lender by the jurisdiction in which it is incorporated) or otherwise on or in relation to any sum received or receivable by it hereunder
     (including, without limitation, any sum received or receivable under this Clause 10) or any liability in respect of any such payment is asserted, imposed, levied or assessed against the Lender, the Borrower shall, upon demand of the Lender, promptly indemnify the Lender against such payment or liability, together with any interest, penalties and expenses
     payable or incurred in connection therewith.

     10.3 If the Lender intends to make a claim pursuant to Clause 10, it shall notify the Borrower of the event by reason of which it is entitled to make such claim Provided that nothing herein
     shall require the Lender to disclose any confidential information relating to the organisation of its affairs.


11.    Tax Receipts

     11.1 If, at any time, the Borrower is required by law to make any deduction or withholding from any sum payable by it hereunder
     (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), the Borrower shall promptly notify the Lender.

     11.2 If the Borrower makes any payment hereunder in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Lender, promptly upon receipt of the same, an original receipt (or a certified copy thereof) issued by such
     authority evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of such payment.


12.    Increased Costs

12.1 If, by reason of any change in law or in its interpretation or administration:

            (a) there is any increase in the cost to the Lender of
          funding or maintaining all or any of the advances comprised in a class of advances formed by or including the Advances; or

            (b) the Lender becomes liable to make any payment on account of tax or otherwise (not being a tax imposed on the net income of the Lender by the jurisdiction in which it is incorporated) on or calculated by reference to the amount
          of the Advances and/or to any sum received or receivable
          by it hereunder,

       then the Borrower shall, from time to time on demand of the
     Lender, promptly pay to the Lender amounts sufficient to indemnify it or any such holding company against, as the case
     may be, (1) such increased cost (or such proportion of such increased cost as is, in the opinion of the Lender, attributable to its funding or maintaining Advances) or (2) such liability.

     12.2 If the Lender intends to make a claim pursuant to Clause 12.1, it shall notify the Borrower of the event by reason of which it is entitled to do so Provided that nothing herein shall require the Lender to disclose any confidential information relating to the organisation of its affairs.


13.    Illegality

If, at any time, it is unlawful for the Lender to make, fund or allow to remain outstanding all or any of the Advances, then the Lender shall, promptly after becoming aware of the same, deliver to the Borrower a certificate to that effect and:

            (i) the Lender shall not thereafter be obliged to make any
          Advances and the amount of the Available Facility shall be immediately reduced to zero; and

            (ii)      if the Lender so requires, the Borrower
shall on such
          date as the Lender shall have specified repay each outstanding Advance together with accrued interest thereon and all other amounts owing to the Lender hereunder.


14.    Representations

The Borrower represents that:

            (i) it is a corporation duly organised under the laws of
          Jersey with power to enter into this Agreement and to exercise its rights and perform its obligations hereunder
          and all corporate and other action required to authorise
          its execution of this Agreement and its performance of its obligations hereunder has been duly taken;

            (ii) under the laws of Jersey in force at the date hereof, it will not be required to make any deduction or withholding
          from any payment it may make hereunder;

            (iii) under the laws of Jersey in force at the date hereof, the claims of the Lender against the Borrower under this
          Agreement will rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred solely by any bankruptcy, desastre,
          insolvency, liquidation or other similar laws of general
          application;

          (iv) in any proceedings taken in its jurisdiction of incorporation in relation to this Agreement, it will not
          be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal
          process;

          (v) all acts, conditions and things required to be done,
          fulfilled and performed in order (a) to enable it lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in this Agreement and the Debenture and
          (b) to ensure that the obligations expressed to be assumed by it in this Agreement and the Debenture are legal, valid and binding;

          (vi) it has not taken any corporate action nor have any other steps been taken or legal proceedings been started or (to
          the best its knowledge and belief) threatened against the
          Borrower for its winding-up, dissolution, administration
          or re-organisation or for the appointment of a liquidator, viscount, receiver, administrator, administrative receiver, trustee or similar officer of it
          or of any or all of its assets or revenues;

          (vii) it is not in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which
          might have a material adverse effect on the business or financial condition of the Group;

          (viii) no action or administrative proceeding of or before any court or agency which might have a material adverse effect on the business or financial condition of the Borrower has been started or threatened;

          (ix) all of the written information supplied by the Borrower to the Lender in connection herewith is true, complete and accurate in all material respects and it is not aware
          of any material facts or circumstances that have not been
          disclosed to the Lender and which might, if disclosed, adversely affect the decision of a person considering whether or not to provide finance to the Borrower;

          (x) save as permitted hereunder, no encumbrance exists over all or any of the present or future revenues or assets of
          the Borrower;

          (xi) the execution by the Borrower of this Agreement or the
          Debenture and the Borrower's exercise of its rights and performance of its obligations hereunder or thereunder will not result in the existence of nor oblige the Borrower to create any encumbrance over all or any of its
          present or future revenues or assets (other than as created by the Debenture);

          (xii) the execution by the Borrower of this Agreement and
          the Debenture and the Borrower's exercise of its rights and performance of its obligations hereunder or thereunder do not and will not:

          (a) conflict with any agreement, mortgage, hypothec, contract mortgage, security interest, bond or other
               instrument or treaty to which such party is a party
               or which is binding upon it or any of its assets;

          (b) conflict with the such party's constitutional documents and rules and regulations; or

          (c) conflict with any applicable law, regulation or official or judicial order.


15.    Financial Information

15.1   The Borrower shall:

          (i)            as soon as the same become available,
but in any event
          within 120 days after the end of each of its financial years, deliver to the Lender its consolidated financial statements for such financial year;

          (ii)           as soon as the same become available,
but in any event
          within 90 days after the end of each half of each of its
          financial years, deliver to the Lender its consolidated financial statements for such period; and

          (iii)          from time to time on the request of the
          Lender, furnish the Lender with such information about the business and financial condition of the Group as the
          Lender may reasonably require.

15.2   The Lender shall ensure that:

          (i) each set of financial statements delivered by it pursuant to Clause 15.1 is prepared on the same basis as was used
          in the preparation of any financial statements previously
          prepared and in accordance with accounting principles generally accepted in England and consistently applied; and

          (ii) each set of financial statements delivered by it pursuant to paragraph (i) of Clause 15.2 is audited by auditors reasonably acceptable to the Lender as soon as reasonably
          practicable following preparation of such accounts.


16.    Financial Covenant

The Borrower undertakes that it shall conduct its business in accordance with the provisions of the Business Plan. The Borrower further undertakes to use its reasonable endeavours to ensure that sales levels achieved on a monthly basis shall be at least as favourable as those shown in the Schedules to the Business Plan, provided that during any consecutive period of twelve months such sales levels may fall by 25% below the levels shown in the Schedules to the Business Plan (as the same may from time to time be revised with the approval of the Lender).


17.    Covenants

17.1   The Borrower shall:

          (i) obtain, comply with the terms of and do all that is
          necessary to maintain in full force and effect all material authorisations, approvals, licences and consents
          required in or by the laws and regulations of its jurisdiction of incorporation to enable it lawfully to enter into and perform its obligations under this Agreement or to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of this Agreement;

          (ii) maintain insurances on and in relation to its business and material assets with reputable underwriters or insurance companies against such risks and to such extent
          as is usual for companies carrying on a business such as
          that carried on by the Group;

          (iii) after the delivery of any Notice of Drawdown and before the proposed making of the Advance requested therein, notify the Lender of the occurrence of any event
          which results in or may reasonably be expected to result
          in any of the representations contained in Clause 14 being untrue in any material respect at or before the time of the proposed making of such Advance;

          (iv) promptly inform the Lender of the occurrence of any Event of Default or Potential Event of Default and, upon receipt of a written request to that effect from the Lender, confirm to the Lender that, save as previously notified to the Lender or as notified in such confirmation, no Event of Default or Potential Event of Default has occurred; and

          (v) ensure that at all times the claims of the Lender against it under this Agreement rank at least pari passu with the
          claims of all its other unsecured creditors save those whose claims are preferred by any bankruptcy, desastre, insolvency, liquidation or other similar laws of general
          application.

     17.2 No member of the Group shall, without the prior written consent of the Lender (which shall not unreasonably be withheld):

            (i) pay, make or declare any dividend or other distribution in respect of any financial year;

            (ii) create or permit to subsist any encumbrance over all or any of its present or future revenues or assets other than (1) the Debenture or (2) an encumbrance which has been disclosed in writing to the Lender prior to the execution hereof and secures only indebtedness outstanding at the date hereof or (3) such encumbrance necessary to obtain the invoice discounting facility, details of which have been disclosed to the Lender;

            (iii) make any loans, grant any credit (save in the ordinary course of business) or give any guarantee or indemnity (except as required hereby) to or for the benefit of any person or otherwise voluntarily assume any
          liability, whether actual or contingent, in respect of any obligation of any other person;

            (iv) issue any further shares (save to the trust for the
          benefit of the Borrower's employees, details of which have been disclosed to the Lender) or alter any rights attaching to its issued shares in existence at the date hereof; or

            (v) (disregarding sales of stock in trade in the ordinary
          course of business) sell, lease, transfer or otherwise dispose of, by one or more transactions or series of transactions (whether related or not), the whole or any part of its revenues or its assets.


18.    Events of Default

18.1   If:

            (i) the Borrower shall fail to pay, within three business
          days (or twenty business days in the case of interest payments due under Clause 7) of the due date, any sum due
          from it hereunder at the time, in the currency and in the
          manner specified herein; or

            (ii) any representation or statement made by the Borrower in this Agreement or in any notice or other document, certificate or statement delivered by it pursuant hereto
          or in connection herewith is or proves to have been misleading or materially incorrect when made; or

            (iii) the Borrower fails duly to perform or comply with any of the obligations expressed to be assumed by it in Clause 15 or 16; or

            (iv) the Borrower fails duly to perform or comply with any other obligation expressed to be assumed by it in this Agreement or the Debenture and such failure, if capable of remedy, is not remedied within fourteen days after the
          Lender has given notice thereof to such party; or

            (v) any indebtedness of any member of the Group being in
          aggregate in excess of GBP25,000 is declared to be or otherwise becomes due and payable prior to its specified
          maturity or any creditor or creditors of the any member of the Group become entitled to declare any indebtedness
          of such party due and payable prior to its specified maturity; or

            (vi) any member of the Group is unable to pay its debts as they fall due, commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes
          a general assignment for the benefit of or a composition
          with its creditors; or

            (vii) any member of the Group takes any corporate action or other steps are taken or legal proceedings are started for its winding-up, desastre, dissolution, administration
          or re-organisation or for the appointment of a liquidator, viscount, receiver, administrator, administrative receiver, trustee or similar officer of it
          or of any or all of its revenues and assets save that this clause will not apply in respect of any action taken
          vexatiously or without cause; or

            (viii) any execution or distress is levied against, or an
          encumbrancer takes possession of the whole or any material part of, the property, undertaking or assets of
          any member of the Group; or

            (ix)   by or under the authority of any government,
(a) the
          management of any member of the Group is wholly or partially displaced or the authority of any member of the
          Group in the conduct of its business is wholly or partially curtailed or (b) all or a majority of the issued
          shares of the Borrower or the whole or any part
          (the book value of which is twenty per cent. or moreof the book value of the whole) of the revenues or assets of
          the Group is seized, nationalised, expropriated or compulsorily acquired; or

            (x) the Borrower repudiates this Agreement or the Debenture or does or causes to be done any act or thing evidencing
          an intention to repudiate this Agreement or the Debenture; or

            (xiii) at any time any act, condition or thing required to be done, fulfilled or performed in order (a) to enable the Borrower lawfully to enter into, exercise its rights
          under and perform the obligations expressed to be assumed
          by it in this Agreement or the Debenture, (b) to ensure that the obligations expressed to be assumed by the Borrower in this Agreement or the Debenture are legal, valid and binding or (c) to make this Agreement or the Debenture admissible in evidence in Jersey is not done, fulfilled or performed; or

            (xi) at any time it is or becomes unlawful for the Borrower to perform or comply with any or all of its obligations hereunder or the Debenture or any of the obligations of the Borrower hereunder or thereunder are not or cease to
          be legal, valid and binding which would have a material adverse effect on the lender; or

            (xii)  any circumstances arise which in the
reasonable
          opinion of the Lender constitute a material adverse change in the business, assets or financial condition of
          the Borrower;

       then, and in any such case and at any time thereafter, the Lender may by written notice to the Borrower:

            (a) declare the Advances to be immediately due and payable
          (whereupon the same shall become so payable together with
          accrued interest thereon and any other sums then owed by
          the Borrower hereunder) or declare the Advances to be due
          and payable on demand of the Lender; and/or
            (b) declare that any undrawn portion of the Facility shall be cancelled, whereupon the same shall be cancelled and the
          Available Facility shall be reduced to zero.
     18.2 If, pursuant to Clause 18.1, the Lender declares the Advances to be due and payable on demand of the Lender, then, and at any time thereafter, the Lender may by written notice to the
     Borrower:

            (i) call for repayment of the Advances on such date as it may specify in such notice (whereupon the same shall become due and payable on such date together with accrued interest thereon and any other sums then owed by the Borrower hereunder) or withdraw its declaration with effect from such date as it may specify in such notice; and/or

            (ii) select as the duration of any Interest Period which
          begins whilst such declaration remains in effect a period
          of one month or less.


19.    Default Interest and Indemnity

     19.1 If any sum due and payable by the Borrower hereunder is not paid on the due date or if any sum due and payable by the Borrower under any judgement of any court in connection herewith is not paid on the date of such judgement, the period
     beginning on such due date or, as the case may be, the date of such judgement and ending on the date upon which the obligation of the Borrower to pay such sum (the balance thereof for the time being unpaid being herein referred to as
     an "unpaid sum") is discharged shall be divided into successive periods, each of which (other than the first)
shall
     start on the last day of the preceding such period and the duration of each of which be selected by the Lender.

     19.2 During each such period relating thereto as is mentioned in
     Clause 19.1 an unpaid sum shall bear interest at the rate per annum which is the sum from time to time of two per cent, the
     Margin and the Base Rate from time to time applicable thereto.

     19.3 Any interest which shall have accrued under Clause 19 in respect of an unpaid sum shall be due and payable and shall be paid by the Borrower at the end of the period by reference to which it is calculated or on such other date or dates as the Lender may specify by written notice to the Borrower.

19.4   The Borrower undertakes to indemnify the Lender against:

          (i) any cost, claim, loss, expense (including legal fees) or liability together with any VAT thereon, which it may sustain or incur as a consequence of the occurrence of any Event of Default or any default by the Borrower in the performance of any of the obligations expressed to be
          assumed by it in this Agreement; and

          (ii) any loss it may suffer as a result of its funding an
          Advance requested by the Borrower hereunder but not made
          by reason of the operation of any one or more of the provisions hereof.


20.    Payments

     20.1 On each date on which this Agreement requires an amount denominated in sterling to be paid by the Borrower, the Borrower shall make the same available to the Lender by payment in sterling and in immediately available, freely transferable, cleared funds to such account or bank as the Lender may have specified for this purpose).

     20.2 On each date on which this Agreement requires an amount denominated in sterling to be paid by the Lender to the Borrower hereunder, the Lender shall make the same available to the Borrower by payment in sterling and in immediately available, freely transferable, cleared funds to the Borrower's Designated Account.

     20.3 All payments required to be made by the Borrower hereunder shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

21.    Set-Off

The Borrower authorises the Lender to apply any credit balance to which the Borrower is entitled on any account of the Borrower with the Lender in satisfaction of any sum due and payable from the
Borrower to the Lender hereunder but unpaid; for this purpose, the Lender is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application. The Lender shall not be obliged to exercise any right given to it by this Clause 21.


22.    Costs and Expenses

     22.1 The Borrower shall, from time to time on demand of the
     Lender, reimburse the Lender for all costs and expenses
     (including legal fees) together with any VAT thereon incurred in or in connection with the preservation and/or enforcement of any of its rights under this Agreement.

     22.2 The Borrower shall pay all stamp, registration and other taxes to which this Agreement or any judgement given in connection herewith is or at any time may be subject and shall, from time
     to time on demand, indemnify the Lender against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax.

23.    Benefit of Agreement

This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors and assigns.

24.    Assignments

     24.1 The Borrower shall not be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder.

     24.2 The Lender shall be entitled to assign the benefit of this
     Agreement, but not its obligations hereunder, to a member of the Lender Group Provided That if an assignee ceases to be a member of the Lender Group, the Lender shall without delay notify the Borrower that such event has occurred and shall procure the assignment of the benefit of this Agreement back to the Lender or another member of the Lender Group. In this
     Sub-clause, "Lender Group" shall mean any holding company or subsidiary of the Lender or any subsidiary of any holding company of the Lender, and "subsidiary" and "holding company"
     shall have the respective meanings ascribed thereto by Section
     736 of the Companies Act 1985

25.    Calculations and Evidence of Debt

     25.1 Interest shall accrue from day to day and shall be calculated on the basis of a year of 365 days and the actual number of days elapsed.

     25.2 The Lender shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to it (including interest) hereunder.


26.    Remedies and Waivers

No failure by the Lender to exercise, nor any delay by the Lender in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.


27.    Partial Invalidity

If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.


28.    Notices

     28.1 Each communication to be made hereunder shall be made in writing but, unless otherwise stated, may be made by telex or letter.

     28.2 Any communication or document to be made or delivered by one person to another pursuant to this Agreement shall (unless that other person has by fifteen days' written notice to the one specified another address) be made or delivered to that other person at the address identified with its signature below and shall be deemed to have been made or delivered at the opening of business on the business day following the date
     of despatch (in the case of any communication made by telefax)
     or (in the case of any communication made by delivery of letter) when left at that address or (as the case of any communication made by postage of letter) ten days after being
     deposited in the post postage prepaid in an envelope addressed to it at that address.


29.    Law

This Agreement shall be governed by, and shall be construed in accordance with, English law.


30.    Jurisdiction

Each of the parties hereto irrevocably agrees that the courts of Jersey shall have non-exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the non-exclusive jurisdiction of such courts.

AS WITNESS the hands of the duly authorised representatives of the parties hereto on the date set out above.


          The Borrower

          TEMPZ.COM LIMITED

          By:         Christopher Leonard    Chris Leonard

          Address:    Elizabeth House, Castle Street, St Helier,
Jersey,
          Channel Islands



The Lender

CI4NET.COM LIMITED

By:         Lee John Cole       L.J.Cole

Address:    The Old Chapel, Sacre Coeur, Rouge Bouillon, St
Helier, Jersey, Channel Islands

THE FIRST SCHEDULE

Condition Precedent Documents


     (i) a copy, certified a true copy by a duly authorised officer of the Borrower, of its Memorandum and Articles of Association;

     (ii) a copy, certified a true copy by a duly authorised officer of the Borrower, of a Board Resolution of the Borrower approving the execution, delivery and performance of this Agreement and the Debenture and the terms and conditions hereof and thereof and authorising a named person or persons to sign this Agreement and any documents to be delivered by the Borrower pursuant hereto;

     (iii) a certificate of a duly authorised officer of the Borrower setting out the names and signatures of the persons authorised to sign, on behalf of the Borrower, this Agreement, the Debenture and any documents to be delivered by the Borrower pursuant hereto or thereto; and

(iv)   the Debenture to be executed by the Borrower.

THE SECOND SCHEDULE


Notice of Drawdown

From:  Tempz.com Limited
To:    CI4Net.com Limited

Dated:

Dear Sirs,

     1. We refer to the agreement (the "Facility Agreement") dated January, 2000 and made between ourselves as Borrower,and yourselves as Lender. Terms defined in the Facility Agreement shall have the same meaning in this notice.

     2. We hereby give you notice that, pursuant to the Facility Agreement and on [date of proposed Advance], we wish to borrow an Advance in the amount of GBP[ ] upon the terms and subject to the conditions contained therein.

     3. We confirm that, at the date hereof, the representations set out in Clause 14 of the Facility Agreement are true and no Event of Default or Potential Event of Default has occurred.

     4.     We confirm that the Advance is to provide working
     capital for the month of [     ] in excess of that set out
in the
     Business Plan.

5. The proceeds of this drawdown should be credited to [insert account details].

Yours faithfully


 .............................
for and on behalf of
Tempz.com Limited
___________________________________________________________.